                                                                   EXHIBIT 99.01
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                      TRANSFER AND REGISTRATION AGREEMENT

                                     AMONG

                       UNITED STATES FILTER CORPORATION,

           JOHN HANCOCK CAPITAL GROWTH FUND IIB LIMITED PARTNERSHIP,

           JOHN HANCOCK CAPITAL GROWTH FUND III LIMITED PARTNERSHIP,

                           CARL C. LANDEGGER, TRUSTEE

                                      AND

                           THE BLACK CLAWSON COMPANY

                                  DATED AS OF

                                  MAY 31, 1996



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

                      TRANSFER AND REGISTRATION AGREEMENT

                                     AMONG

                       UNITED STATES FILTER CORPORATION,

           JOHN HANCOCK CAPITAL GROWTH FUND IIB LIMITED PARTNERSHIP,

           JOHN HANCOCK CAPITAL GROWTH FUND III LIMITED PARTNERSHIP,

                           CARL C. LANDEGGER, TRUSTEE

                                      AND

                           THE BLACK CLAWSON COMPANY

                                  DATED AS OF

                                  MAY 31, 1996

                               TABLE OF CONTENTS

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                                                                                      PAGE
                                                                                      ----
 1.  Certain Definitions.............................................................   3
 2.  Restrictions on Transferability.................................................   4
 3.  Restrictive Legends.............................................................   4
 4.  Notice of Proposed Transfers....................................................   4
 5.  Demand Registration.............................................................   5
 6.  Plan of Distribution............................................................   6
 7.  Company Registration............................................................   6
 8.  Expenses of Registration........................................................   7
 9.  Indemnification.................................................................   7
10.  Obligations of the Company......................................................   8
11.  Information by Holder...........................................................   9
12.  Securities Law Compliance.......................................................   9
13.  Standoff Agreement..............................................................  10
14.  Rule 144 Requirements...........................................................  10
15.  Amendment of Registration Rights................................................  10
16.  Investment Representation.......................................................  10
17.  Notices, etc....................................................................  10
18.  Entire Agreement Severability...................................................  11
19.  Governing Law...................................................................  11
20.  Counterparts....................................................................  11

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                      TRANSFER AND REGISTRATION AGREEMENT

  This Transfer, Registration and Other Rights Agreement ("Agreement") is entered into as of May 31, 1996 among United States Filter Corporation, a Delaware corporation (the "Company"), John Hancock Capital Growth Management, Inc., in its capacity as general partner of Capital Growth Partners Limited Partnership, the general partner of John Hancock Capital Growth Fund II Limited Partnership for the benefit of its Class B Limited Partners ("Hancock Fund IIB"), and as general partner of Gramercy Hill Partners Limited Partnership, the general partner of John Hancock Capital Growth Fund III Limited Partnership ("Hancock Fund III"); Carl C. Landegger, as trustee under the Agreement dated as of September 12, 1990 creating the 1990 Family Trust, an inter vivos trust formed under the laws of the State of New York (the "Trust"); and The Black Clawson Company, an Ohio corporation ("Black Clawson"), with reference to certain shares of Common Stock, $.01 par value (the "Common Stock") of the Company.

  1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

    "Commission" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

    "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "Holders" shall mean Hancock Fund IIB, Hancock Fund III, the Trust and Black Clawson, provided that the term "Holders" shall include (i) the general and limited partners of Hancock Fund IIB and Hancock Fund III to the extent that Shares are distributed by Hancock Fund IIB and Hancock Fund III to such general and limited partners, and (ii) the beneficiaries of the Trust to the extent that Shares are distributed by the Trust to its beneficiaries.

    "Initiating Holders" shall mean any person or persons who in the aggregate are Holders of at least 150,000 Registrable Shares.

    "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of April 15, 1996 by and among the parties hereto, U.S. Filter/Zimpro Acquisition Corp., a Wisconsin corporation and Landegger Environmental Holdings, Inc., a Delaware corporation.

    "Restricted Shares" shall mean the shares of the Company required to bear the legend set forth in paragraph (a) of Section 3 hereof.

    "Registrable Shares" shall mean the Shares; provided, however, that Shares shall be treated as Registrable Shares only if and so long as they have not been (i) sold in a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

    The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

    "Registration Expenses" shall mean all registration, qualification and filing fees, fees and disbursements of counsel for the Company, accounting fees incident to any such registration and blue sky fees and expenses and, in the event of an underwritten offering involving the original issuance of shares by the Company, shall include printing expenses and marketing expenses.

    "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as such Rule shall be in effect at the time, and any successor thereto.

    "Securities Act" shall mean the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "Selling and Distribution Expenses" shall mean all costs and expenses applicable to a registration, other than Registration Expenses, including without limitation, underwriting discounts, selling commissions and stock transfer taxes applicable to the Shares registered by the Holders, fees and disbursements of counsel for the Holders, printing expenses and marketing expenses.

    "Shares" shall mean the 585,074 shares of Common Stock issued to or for the benefit of the Holders on the date hereof, as that number shall be adjusted for indemnification pursuant to the Merger Agreement, and any shares of Common Stock issued in respect thereof in connection with stock splits, stock dividends or distributions, or combinations or similar recapitalizations, on or after the date hereof.

  2. Restrictions on Transferability. The Shares may be sold, assigned, transferred or pledged only in accordance with the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.

  3. Restrictive Legends.

  (a) Each certificate representing Shares shall (unless otherwise permitted by subsection (c) of this Section 3 or Section 4) be stamped with the following legend:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

  (b) Each certificate representing Shares shall also be stamped with the following legend:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT BETWEEN CERTAIN STOCKHOLDERS AND THE CORPORATION WHICH INCLUDES RESTRICTIONS ON CERTAIN SALES OF THE SECURITIES. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

  (c) Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Agreement. The legend placed on any certificate pursuant to Section 3(a) and any notations or instructions with respect to the Shares represented by such certificate will be promptly removed, and the Company will promptly issue a certificate without such legend to the Holder of such Shares (i) if such Shares are registered under the Securities Act (but only in connection with the actual sale of such securities) and a prospectus meeting the requirements of Section 10 of the Securities Act is available, (ii) if the Holder thereof satisfies the requirements of Rule 144(k) and, where reasonably determined necessary by the Company, provides the Company with an opinion of counsel for the Holder of the Shares, both such counsel and such opinion being reasonably satisfactory to the Company, to the effect that (A) the Holder meets the requirements of Rule 144(k) or (B) a public sale, transfer or assignment of the Shares may be made without registration or (iii) if the Holder effects a sale pursuant to Rule 144.

  4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Shares by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall notify the Company in writing of such Holder's intention to effect such transfer, sale, assignment or pledge and the intended manner and circumstances thereof in reasonable detail. If requested by the Company, any such notice shall be accompanied at such Holder's expense by a written opinion of legal counsel who is, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of Restricted Shares may be effected without registration under the Securities Act, and by such certificates and other information as the Company may reasonably require to confirm such opinion, whereupon the Holder of such Restricted Shares shall be entitled to transfer such Restricted Shares in the manner contemplated by such opinion, subject to Section 18. Each certificate evidencing the Restricted Shares transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3(a) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such Holder and the Company such legend is not required in order to establish compliance with any provisions of the Securities Act. So long as such restrictive legend shall be required to remain on any such certificates, the transfer of the Restricted Shares represented thereby shall be conditioned upon the transferee thereof becoming a party hereto (except that such transferee shall have no rights under Sections 5 or 6 hereof unless the transferee is a Holder).

  5. Demand Registration. In case the Company shall receive a written request from any Initiating Holders that the Company effect a registration with respect to Registrable Shares, the Company will:

    (i) promptly give written notice of the proposed registration to all other Holders; and

    (ii) use its best efforts to file a registration statement (on Form S-3 or successor form, provided, however, that if the Company is not then eligible to file a registration statement on Form S-3, it shall use its best efforts to file on any other Form for which it is then eligible, in which case all Registration Expenses (other than registration and filing fees) in excess of $10,000 in the aggregate shall be deemed to be Selling and Distribution Expenses) with the Commission within 90 days (120 days in the case of a registration statement other than on Form S-3 or successor form) after the Initiating Holder's request and to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale and distribution of such Registrable Shares as are specified in such request, together with all Registrable Shares of any Holder or Holders joining in such request as are specified in a written request received by the Company within 30 days after receipt of such written notice from the Company, provided, however, that if more than 234,029 Registrable Shares are specified in the aggregate in all such requests made in respect of an Initiating Holder's request in accordance with Section 5(B)(I), the number of Registrable Shares included in the registration shall nonetheless be limited to 234,029 and the reduction shall be allocated among the Initiating Holders and the other Holders joining in such request in proportion, as nearly as practicable, to the respective numbers of Registrable Shares such Holders had requested to be included in such registration; and

    Provided further, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5:

    (A) In any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance except as may be required by the Securities Act;

    (B) Unless an Initiating Holders' request is made under one of the following circumstances:

      (I) such request is received by the Company during the period commencing six months after the date hereof and ending twelve months after the date hereof (the "First Window") and the Company has not previously effected a registration pursuant to a request received during the First Window; or

      (II) such request is received by the Company during the period commencing twelve months after the date hereof and ending twenty-four months after the date hereof (the "Second Window"), the Company has not previously effected a registration pursuant to a request received during the Second Window and the holding period for the shares as may be then specified in Rule 144 has not expired; provided, however, the Holders may make an aggregate of two registration requests during the Second Window if: (x) a registration requested during the First Window was not effected by reason of subsection (C) or (D) below, and (y) in the case where the First Window registration request was not effected by reason of subsection (C) below, the registration statement referred to therein did not include all Registrable Shares which were requested to be so included or Registrable Shares were not entitled to be so included.

    (C) During the period starting with the date 60 days prior to the filing of, and ending on a date 120 days following the effective date of, a registration statement filed by the Company (I) for a primary or secondary underwritten offering or (II) in circumstances where the investment banking firm participating in the distribution of the shares covered by such registration statement in its sole discretion determines that marketing factors require a delay in taking action to effect a registration of Registrable Shares (other than with respect to a registration statement relating to a Rule 145 or other business combination transaction, an offering solely to employees and/or directors or any other registration which is not appropriate for the registration of Registrable Shares).

    (D) At any time when the Holders would be required to refrain from selling Registrable Shares pursuant to Section 12(b).

 6. Plan of Distribution.

  (a) The distribution of Registrable Shares pursuant to a registration under
Section 5 shall be effected, whether from time to time or at one time, only
(i) by or through such investment banking firm or firms as may be designated by the Company at the time the applicable registration statement is filed, acting in such capacity (as broker, dealer, principal or otherwise), and receiving such compensation, as may be agreed by the Holders and such investment banking firm or firms, or (ii) in private transactions as to which the Company shall have been given at least two business days' prior written notice describing the terms of the proposed transaction(s), unless the Company shall have identified prior to the expiration of such two-day period a substitute purchaser for all of the Registrable Shares identified in such notice on terms at least as favorable to the Holders as the terms specified in such notice, in which event such Registrable Shares shall be sold to such substitute purchaser (which may be the Company).

  (b) The Holders shall not be entitled to effect a distribution under Section 5 by means of an underwritten offering.

  (c) The Holders shall be entitled to exclude from any registration effected pursuant to Section 5 any shares of Common Stock other than Registrable Shares if the investment banking firm or firms designated under subsection (a) hereof determines that marketing factors require a limitation of the number of shares to be included in such registration.

  (d) The Company hereby represents and warrants that it has no agreement, undertaking or other arrangement granting to any third party the right (whether demand, piggyback or otherwise) to require the Company to register any class of shares of its capital stock, outstanding as of the date of this Agreement, except as disclosed on Schedule 6(d).

 7. Company Registration.

  (a) Notice of Registration. If, at any time or from time to time, the Company shall determine to register any of its Common Stock, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, for distribution pursuant to an underwritten offering, the Company will (i) promptly give to each Holder written notice thereof, and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), subject to Section 7(b) and Section 18, all the Registrable Shares specified in a written request or requests made by any Holder within 30 days after its receipt of such written notice from the Company.

  (b) Underwriting. The right of any Holder to registration pursuant to this
Section 7 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute all or a portion of their Shares through such

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

underwriting shall (together with the Company and the other holders distributing shares of Common Stock through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the Holders who have demanded such registration). Notwithstanding any other provision of this
Section 7, if the managing underwriter in its sole discretion determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Shares to be included in such registration. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 7, and the number of Registrable Shares that may be included in the registration and underwriting by such Holders and such other holders shall be reduced by the number of shares determined by the managing underwriter not to be included in such registration, such cutback to be allocated among all Holders and such other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Shares held by such Holders and by such other holders. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

  8. Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Sections 5 or 7 shall be borne by the Company. All other Selling and Distribution Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the Registrable Shares included in such registration pro rata on the basis of the number of Shares so registered.

  9. Indemnification.

  (a) The Company will indemnify each Holder, each of its officers, directors, partners, employees and agents and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any other federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, employees and agents and each person controlling such Holder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information furnished to the Company pursuant to an instrument duly executed by such Holder or controlling person and stated to be specifically for use therein.

  (b) Each Holder will, if Registrable Shares held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with any written information furnished to the Company pursuant to an instrument duly executed by such Holder and stated to be specifically for use therein.

  (c) Each party entitled to indemnification under this Section 9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless, but only to the extent that, the failure to give such notice is actually prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, then, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the registration statement bears to the public offering price of all Shares offered by such registration statement; and the Company is responsible for the remaining portion not payable by any other Holder or holder; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and (B) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

  10. Obligations of the Company. Whenever required under this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible:

    (a) Prepare and file with the Commission a registration statement with respect to such Registrable Shares, and use its best efforts to cause such registration statement to become effective and to keep such registration statement effective for up to 90 days; provided, however, that such period shall be extended by the number of days during such 90-day period (i) from and including the date of the giving of any notice pursuant to Section 10(f) to and including the date specified in Section 12(b)(i) or (ii), as the case may be, and (ii) comprising any standoff period specified pursuant to Section 13 unless all Registrable Shares requested to be included in the registration invoking such standoff have been so included. No day included within both subsections (i) and (ii) above shall be counted more than once.

    (b) Prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary (i) to update and keep such registration statement effective as provided in

  Section 10(a) above, (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such registration statement and (iii) to reflect a modification in the manner of distribution of the Registrable Shares. Notwithstanding anything else to the contrary contained herein, the Company shall not be required to disclose in any amendment or supplement to a registration statement (x) any confidential information concerning any matter which is the subject of a notice given under Section 10(f) as to which the Company has a bona fide interest in withholding disclosure, or (y) historical financial statements or pro forma financial information required by Regulation S-X of the Commission in connection with a business acquisition or disposition prior to the date when such information would otherwise be required to be filed with the Commission (including extensions pursuant to Item 7(a)(4) of Form 8-K).

    (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

    (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

    (e) In the event of any underwritten public offering contemplated by
  Section 7, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

    (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which the prospectus is used, and, except where the Company has a bona fide interest in withholding disclosure or the time period for filing with the Commission information referred to in Section 10(b)(y) has not expired, promptly prepare and furnish to such Holders a supplement or amendment to such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

  11. Information by Holder. The Holder or Holders of Registrable Shares included in any registration shall furnish to the Company such information regarding such Holders, the Registrable Shares held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

  12. Securities Law Compliance.

  (a) The Holder or Holders of Registrable Shares included in any registration pursuant to this Agreement covenant that they will comply with the Securities Act and with the Exchange Act with respect to any such registration, recognizing that the Company may notify such Holder or Holders in accordance with Section 10(f) that the registration statement is not then current.

  (b) The Holders agree that, immediately upon receipt of a notification pursuant to Section 10(f), they will refrain from selling Registrable Shares under a registration statement filed pursuant to Section 5 of this Agreement until (i) subsequently notified by the Company that the registration is current or (ii) receipt of a favorable opinion of counsel as hereinbelow provided. The Company agrees that it will consult with the Holders or, at any Holder's request, counsel for such Holder, following the giving of any such notification, and that in the event the Holders (or their counsel) of a majority of the Registrable Shares then the subject of an effective registration are of the view that the Registrable Shares subject to such registration could be sold in compliance with the Securities Act and the Exchange Act without disclosure of the nonpublic information which is the subject of the notification, the parties hereto agree to be bound by an opinion of Kirkpatrick & Lockhart LLP or other counsel reasonably satisfactory both to the Holders of a majority of the Registrable Shares then the subject of an effective registration and the Company as to whether such sales can be made without violation of the Securities Act or the Exchange Act.

  13. Standoff Agreement. The Holders agree in connection with any registration of the Company's securities that, during a period of three years from the date of this Transfer and Registration Agreement, upon request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Shares (other than those included in such registration), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 120 days) from the effective date of such registration as may be requested by the Company or such managing underwriters; provided, however, that this
Section 13 shall be of no force and effect at such time as the Holders shall hold in the aggregate less than 50,000 Shares.

  14. Rule 144 Requirements. The Company agrees to:

    (a) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

    (b) furnish to any Holder of Registrable Securities upon request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such Holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing itself to sell any such securities without registration.

  15. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, and the Holders of not less than eighty percent of the Registrable Shares then outstanding and held by the Holders. Any amendment or waiver effected in accordance with this Section 15 shall be binding upon each Holder of any Registrable Shares then outstanding, each future holder of any Shares who is a party to this Agreement, and the Company.

  16. Investment Representation. Each Holder hereby confirms and represents and warrants to the Company that such Holder is acquiring the Shares for investment only and not with a view to or in connection with any resale or distribution of the Shares.

  17. Notices, etc. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, courier service, United States mail (return receipt requested) or by facsimile, addressed as follows:

    (a) if to Hancock Fund IIB, Hancock Fund III, the Trust or Black Clawson, to their addresses or facsimile numbers identified below their respective signature lines

    (b) if to the Holders to whom a distribution referred to in clause (i) or
  (ii) of the definition of "Holders" set forth in Section 1 has been made, to the addresses or facsimile numbers identified below for the Holder from whom the Holder in question received such distribution

    (c) if to the Company, to:
        United States Filter Corporation
        40-004 Cook Street
        Palm Desert, CA 92211
        FAX No. (612) 341-9368
        Attn: Chief Executive Officer
        with a copy to: General Counsel

or to such other address or facsimile number of a party of which such party has given notice to the other parties pursuant to this Section.

  18. Entire Agreement; Severability. This Agreement and the Merger Agreement together with the Schedules and Exhibits thereto set forth all of the provisions, covenants, agreements, conditions and undertakings among the parties hereto with respect to the subject matter hereof. Notwithstanding anything to the contrary provided in this Agreement, in no event shall any rights provided herein supersede the representations regarding "pooling of interests" set forth in Section 9.06 of the Merger Agreement nor the restrictions set forth in the Zimpro Affiliate Agreements as defined in the Merger Agreement. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

  19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws (other than those with respect to choice of law) of the State of Delaware. Each of the parties hereto agrees that all claims in any action or proceeding arising out of or related to this Agreement may be heard and determined in any Delaware state court or federal court sitting in the State of Delaware.

  20. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    [THIS SPACE INTENTIONALLY LEFT BLANK.]

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          UNITED STATES FILTER CORPORATION

                                          By:   /s/ Damian C. Georgino
                                             --------------------------------
                                             Damian C. Georgino
                                             Vice President, General Counsel
                                               and Secretary

                                          JOHN HANCOCK CAPITAL GROWTH Fund IIB
                                           LIMITED PARTNERSHIP

                                          By:  /s/  K. Deane Reade, Jr.
                                              --------------------------------

                                          Name: K. Deane Reade, Jr.
                                                ------------------------------
                                                 Vice President

                                          Title:
                                                 ------------------------------

                                          JOHN HANCOCK CAPITAL GROWTH Fund III
                                           LIMITED PARTNERSHIP

                                          By:  /s/  K. Deane Reade, Jr.
                                              ------------------------------


                                          Name:  K. Deane Reade, Jr.
                                                ------------------------------

                                          Title:  Vice President
                                                 ------------------------------

                                          1990 FAMILY TRUST

                                          By:  /s/  Carl C. Landegger
                                              ------------------------------

                                          Name: Carl C. Landegger
                                                ------------------------------

                                          Title: Trustee
                                                 ------------------------------

                                          THE BLACK CLAWSON COMPANY

                                          By:  /s/  Carl C. Landegger
                                              ------------------------------


                                          Name: Carl C. Landegger
                                                ------------------------------

                                          Title: Chairman
                                                 ------------------------------

                                 SCHEDULE 6(D)

  1. Transfer and Registration Agreement between United States Filter Corporation and Alcoa Securities Corporation dated as of December 31, 1991

  2. Transfer, Registration and Other Rights Agreement among United States Filter Corporation, Warburg, Pincus Capital Company, L.P. and Certain Individual Stockholders of United States Filter Corporation dated as of July 8, 1994

  3. Transfer, Registration and Other Rights Agreement among United States Filter Corporation, Laidlaw International Investments (Luxembourg) S.A., Laidlaw Investments (Barbados) Ltd., Marfit, S.p.A., Laidlaw, Inc. and Ing. Gilberto Cominetta dated as of August 31, 1994

  4. Option and Registration Rights Agreement among United States Filter Corporation, Florence E. Stockdale, James Timothy Stockdale, William E. Stockdale III, John Christopher Stockdale, Melody S. Williamson and Katharine
S. Price dated as of August 10, 1995